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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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
      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Revised Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                       ECO SOIL SYSTEMS, INC.
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                 (Name of Registrant as Specified In Its Charter)

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                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)
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Payment of Filing Fee (Check the appropriate box):

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
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
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           (2)  Form, Schedule or Registration Statement No.:
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           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
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                             ECO SOIL SYSTEMS, INC.

                              10740 THORNMINT ROAD
                          SAN DIEGO, CALIFORNIA 92127

                             ---------------------

                         SUPPLEMENT TO PROXY STATEMENT

                             ---------------------

    You should have recently received a copy of the Notice and Proxy Statement (the "Proxy Statement"), dated June 26, 2000, for the Annual Meeting of Shareholders of Eco Soil Systems, Inc. ("Eco Soil") to be held on Thursday,
July 27, 2000 at 3:00 p.m., local time. You are being asked to consider and vote upon the approval of an Amended and Restated Asset Purchase Agreement, which provides for the sale of substantially all of the assets of Eco Soil's subsidiary Turf Partners, Inc. to the J.R. Simplot Company (the "Asset Sale").

    Subsequent to the printing and mailing of the Proxy Statement, it was realized that the Proxy Statement contained a typographical error. The Proforma Condensed Statement of Operations for the Three Months ended March 31, 2000, found on page 38 of the Proxy Statement, erroneously indicates that Eco Soil would have experienced a pro forma net loss of $(9,669,201) for the three months ended March 31, 2000, after taking into account the effects of the Asset Sale. In fact, the statement of operations should have shown a pro forma net gain to Eco Soil of $9,669,201 for the three months ended March 31, 2000, after taking into account the effects of the Asset Sale.

    If you have not yet completed and returned your proxy card, we urge you to do so now. Your vote is very important to the outcome of the Asset Sale. If you have any questions regarding the shareholders meeting or the execution and delivery of your proxy, please call Eco Soil's Investor Relations Office at
(858) 675-1660.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ WILLIAM B. ADAMS

                                           William B. Adams
                                           Chairman of the Board and
                                           Chief Executive Officer